News ONEOK Schedules 2023 Annual Meeting of Shareholders; Sets Record Date TULSA, Okla. – March 2, 2023 – ONEOK, Inc. (NYSE: OKE) will hold its 2023 annual meeting of shareholders at 9 a.m. Central Daylight Time (CDT) on May 24, 2023, as a virtual meeting only. The meeting will be accessible through a live webcast. The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 27, 2023. What: ONEOK, Inc. 2023 Annual Meeting of Shareholders When: 9 a.m. CDT, May 24, 2023 Where: Virtual meeting only. A live webcast of the meeting will be available. How: Registration will open on April 5, 2023. Visit www.oneok.com for more information. Enter the control number from the proxy card at the time of registration. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a Fortune 500 company and is included in the S&P 500. For the latest news about ONEOK, find us at www.oneok.com or on LinkedIn, Facebook, Twitter and Instagram. ### March 2, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1